Exhibit 10.5C

QUANERGY SYSTEMS, INC.

2013 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

The Company hereby grants an Option to purchase Shares to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attached Incentive Stock Option Agreement and in the Quanergy Systems, Inc. 2013 Stock Incentive Plan. This cover sheet is incorporated into and a part of the attached Incentive Stock Option Agreement (together, the “Agreement”).

Date of Option Grant: __________________, 20__

Name of Optionee:

Number of Shares Covered by Option:

Exercise Price per Share: $_____.___

Fair Market Value of a Share on Date of Option Grant: $_____.___

Expiration Date: _____________, 20__ [DO NOT EXCEED TEN YEARS FROM GRANT OR FIVE YEARS FOR 10% STOCKHOLDER]

Vesting Calculation Date: _____________, 20__

Vesting Schedule:

Subject to all the terms of the Agreement and your continued Service, your right to purchase Shares under this Option shall vest as to [_____________________________________________]. In all cases, the resulting aggregate number of vested Shares will be rounded down to the nearest whole number. No Shares subject to this Option will vest after your Service has terminated for any reason.

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan, a copy of which is also enclosed.

Optionee:
(Signature)

Company:
(Signature)

Name & Title:

Attachment

QUANERGY SYSTEMS, INC.

2013 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

1.	The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

2.	Incentive Stock Option

This Option is intended to be an Incentive Stock Option under section 422 of the Code and will be interpreted accordingly.

If you cease to be an employee of the Company, a Subsidiary or of a Parent but continue to provide Service, this Option will be treated as a Nonstatutory Stock Option on the day after the date that is three (3) months after you cease to be an employee of the Company (and any Subsidiary or any Parent): (i) even if you continue to provide Service after your employment has terminated or (ii) if your termination of employment was for any reason other than due to your death or Disability. In addition, to the extent that all or part of this Option exceeds the $100,000 limitation rule of section 422(d) of the Code, this Option or the lesser excess part will be treated as a Nonstatutory Stock Option.

This Option is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

3.	Vesting	This Option is only exercisable before it expires and only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule described in the cover sheet of this Agreement.

4.	Term	Your Option will expire in all cases no later than the close of business at Company headquarters on the Expiration Date, as shown on the cover sheet. Your Option may expire earlier if your Service terminates, as described in Sections 5, 6 and 7 below or on the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or reorganization or similar transaction involving the Company.

5.	Termination of Service - General	If, while the Option is outstanding, your Service terminates for any reason, other than being terminated by the Company for Cause or due to your death or Disability, then the unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the date that is ninety (90) days after your Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 4 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or reorganization or similar transaction involving the Company. In no event is the Option exercisable after the Expiration Date.

6.	Termination of Service for Cause	If your Service is terminated by the Company for Cause or if you commit an act(s) of Cause while this Option is outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your Option without consideration, including any vested portion of the Option, and the entire Option shall immediately expire, and any rights, payments and benefits with respect to the Option shall be subject to reduction or recoupment in accordance with the Clawback Policy and the Plan. For avoidance of doubt, your Service shall also be deemed to have been terminated for Cause by the Company if, after your Service has otherwise terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, your violation of Company policies or breach of confidentiality or other restrictive covenants or conditions that may apply to you prior to or after your Termination Date.

7.	Termination of Service due to Death or Disability	If your Service terminates because of your death or Disability, then the unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the date that is six (6) months after your Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 4 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company. In no event is the Option exercisable after the Expiration Date. If your Service terminated due to your death, then your estate may exercise the vested portion of your Option during the foregoing post-Service exercise period.

8.	Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. For income tax purposes, if the period of leave exceeds three (3) months and your right to reemployment is not provided either by statute or by contract, then this Option will be treated as a Nonstatutory Stock Option if the exercise of this Option occurs after the expiration of six (6) months from the commencement of such leave of absence. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Option), and when your Service terminates for all purposes under the Plan.

9.	Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

10.	Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•  Cash, your personal check, a cashier’s check or a money order.

•  Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. The Fair Market Value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

•  To the extent a public market for the Shares exists as determined by the Company, by Cashless Exercise through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

11.	Withholding Taxes

You will be solely responsible for payment of any and all applicable taxes associated with this Option.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

12.	Restrictions on Exercise and Resale

By signing this Agreement, you agree not to (i) exercise this Option (“Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Option (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose an Exercise Prohibition and/or Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Option in order to ensure compliance with the foregoing. Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the

Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of exercise of this Option, to enter into any Stockholders Agreement or other agreements that are applicable to stockholders.

If you sell or otherwise dispose of any of the Shares acquired pursuant to the exercise of this Option on or before the later of (i) the date that is two years after the Date of Option Grant or (ii) the date that is one year after the applicable exercise of this Option, then you shall within ten days of any and all such sales or dispositions provide the Company with written notice of such transactions including without limitation the date of each disposition, the number of Shares that you disposed of in each transaction and their original Date of Option Grant, and the amount of proceeds you received from each disposition.

Notwithstanding anything to the contrary, this Option is granted on the condition that the Company’s stockholders approve the Plan prior to __________ __, 20__. You understand and agree that this Option may not be exercised unless the Company’s stockholders timely approve the Plan. If the Company’s stockholders do not approve the Plan prior to __________ __, 20__, then this Option shall be immediately forfeited without consideration.

13.	The Company’s Right of First Refusal	In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the

Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company’s rights under this subsection shall be freely assignable, in whole or in part.

If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

The Company’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

The Company’s Right of First Refusal shall terminate in the event that Shares are listed on an established stock exchange or are quoted regularly on the OTC Bulletin Board.

14.	Right of Repurchase	Following your Termination Date after termination of your Service for any reason, the Company shall have the right to purchase all of those Shares that you have or will acquire under this Option. If the Company exercises its right to purchase such Shares, the purchase price shall be the Fair Market Value of those Shares on the date of purchase as determined by the Board of Directors and shall be paid in cash. The Company will notify you of its intention to purchase such Shares, and will consummate the purchase within any time period established by applicable law. The Company’s right of repurchase shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company’s rights under this subsection shall be freely assignable, in whole or in part. The Company’s right of repurchase shall terminate in the event that the Shares are listed on an established stock exchange or are quoted regularly on the OTC Bulletin Board.

15.	Transfer of Option	Prior to your death, only you may exercise this Option. You cannot transfer, assign, alienate, pledge, attach, sell, or encumber this Option. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

16.	Retention Rights

Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the Shares subject to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

17.	Stockholder Rights	You, or your estate, shall have no rights as a stockholder of the Company with regard to the Option until you have been issued the applicable Shares by the Company and have satisfied all other conditions specified in Section 4(f) of the Plan. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such applicable Shares are issued, except as provided in the Plan.

18.	Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

19.	Legends	All certificates representing the Shares issued upon exercise of this Option may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

20.	Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware without reference to the conflicts of law provisions thereof.

21.	Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

22.	No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Option or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

23.	Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Option Grant, the Option will have little or no value. If you exercise the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

24.	No Advice Regarding Grant	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

25.	No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

26.	Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. You understand that you may view your Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

QUANERGY SYSTEMS, INC.

NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION BY OPTIONEE

Quanergy Systems, Inc.

433 Lakeside Drive

Sunnyvale, California 94085

Attention: Secretary

Re:	Exercise of Incentive Stock Option to Purchase Shares of Company Stock

[PRINT NAME OF OPTIONEE]

Pursuant to the Incentive Stock Option Agreement dated ___________________, ______ between Quanergy Systems, Inc., a Delaware corporation, (the “Company”) and myself, made pursuant to the 2013 Stock Incentive Plan (the “Plan”), I hereby request to purchase _______ Shares (whole number only) of common stock of the Company (the “Shares”), at the exercise price of $__________ per Share. I am hereby making full payment of the aggregate exercise price by one or more of the following forms of payment in accordance with the whole number percentages that I have provided below. I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this Option exercise.

Percentage of Payment	Form of Payment As Provided In the Incentive Stock Option Agreement

%	Cash/My Personal Check/Cashier’s Check/Money Order (payable to “Quanergy Systems, Inc.”)

%	Surrender of Vested Shares (Valued At Their Fair Market Value) Owned 100% By Me For More Than Six (6) Months

Check one:	☐ The Shares certificate is to be issued and registered in my name only.

☐ The Shares certificate is to be issued and registered in my name and my spouse’s name.

[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one (if checked second box above):

☐ Community Property or ☐ Joint Tenants With Right of Survivorship

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan and in the Incentive Stock Option Agreement.

Dated: __________________

(Optionee’s Signature)	(Spouse’s Signature)**

**Spouse must sign this Notice of Exercise if listed above.

(Name)	(Name)

(Full Address)	(Full Address)

*THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.